SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2004

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio	0-8076	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 534-5300

Not Applicable

(Former name or address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

As previously reported, Fifth Third has entered into an agreement to acquire Franklin Financial Corporation and its subsidiary, Franklin National Bank. After discussion with its banking regulatory authorities, Fifth Third is currently filing regulatory applications to finalize this transaction. The transaction is subject to regulatory approvals and the approval of Franklin Financial Corporation’s shareholders. Fifth Third expects to finalize this transaction in the second quarter of 2004.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 – Management Discussion of Trends

Item 9. Regulation FD Disclosure

To assist investors, financial analysts and other interested parties in their analysis of Fifth Third Bancorp, the Registrant developed the document attached as Exhibit 99.1 to this Form 8-K. This document, incorporated herein by reference, is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

March 10, 2004	/s/ Neal E. Arnold
Neal E. Arnold
Executive Vice President and Chief Financial Officer